UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 3, 2016, Xylem Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters (collectively, the “underwriters”), under which the Company agreed to sell and the underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, $500,000,000 aggregate principal amount of 3.250% Senior Notes due 2026 (the “2026 notes”) and $400,000,000 aggregate principal amount of 4.375% Senior Notes due 2046 (collectively with the 2026 notes, the “notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters against certain liabilities arising out of or in connection with the sale of the notes and customary contribution provisions in respect of those liabilities.

The Company intends to use the net proceeds of the transaction, together with cash on hand, proceeds from issuances under the Company’s existing commercial paper program and borrowings under a new euro-denominated term loan, to fund the $1.7 billion cash purchase price of its acquisition of the direct and indirect subsidiaries of Sensus Worldwide Limited (other than Sensus Industries Limited), and to use any remaining net proceeds for general corporate purposes. Pending such use of the net proceeds, the Company may invest the proceeds in highly liquid short-term securities.

The offering of the notes was registered under the Securities Act of 1933, as amended, and is being made only pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-207672) filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2015, as supplemented by a preliminary prospectus supplement filed with the Commission on October 3, 2016, and a final prospectus supplement, filed with the Commission on October 5, 2016.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is attached as Exhibit 1.1.

Certain of the underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses.

A statement regarding the calculation of the Company’s ratio of earnings to fixed charges for the six months ended June 30, 2016 is filed as Exhibit 12.1 to this Current Report and incorporated by reference into the Company’s Registration Statement on Form S-3ASR (File No. 333- 207672).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 3, 2016, among the Company, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC

12.1	Statement regarding computation of ratio of earnings to fixed charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: October 5, 2016	By:	/s/ E. Mark Rajkowski
		Name:	E. Mark Rajkowski
		Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 3, 2016, among the Company, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC

12.1	Statement regarding computation of ratio of earnings to fixed charges